UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2014
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AF OCEAN INVESTMENT MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)
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Florida	000-54354	14-1877754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
15500 Roosevelt Blvd., Suite 305, Clearwater, Florida 33760
(Address of principal executive offices) (Zip Code)
212-729-4951
Registrant's telephone number, including area code
501 Madison Ave., 14th Floor, New York, NY 10022
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective July 18, 2014, AF Ocean Investment Management Company amended Article IV of its Articles of Incorporation by including a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock, pursuant to which the Board of Directors designated 5,000,000 shares of capital stock as Series A Convertible Preferred Stock ("Series A Preferred").  The amendment was adopted without shareholder action, and shareholder action was not required.  The designations and rights of this security include:

•	each share entitles the holder to cast 100 votes on all matters submitted for a vote of holders of our common stock,
•	the stock ranks senior to all other classes of our securities with respect to payment of dividends,
•	in the event of a liquidation or winding up of our company, the holders of the Series A Preferred are entitled to a liquidation preference equal to $15.00 per outstanding share of stock,
•
each share is convertible into 15 shares of our common stock at the option of the holder.  The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends, and

•	shares are not redeemable.

The description of the designations, rights and preferences of the Series A Preferred are qualified in their entirety by reference to the Amendment to Article IV of the Articles of Incorporation which is filed as Exhibit 3.1 to this report.

Item 9.01
Financial Statements and Exhibits
(d) Exhibits

No.	Description
3.1	Amendment to Article IV of the Articles of Incorporation including the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF OCEAN INVESTMENT MANAGEMENT COMPANY.

July 24, 2014	By:	/s/ Andy Fan
Andy Fan, Chief Executive Officer